Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

PINEAPPLE ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Stock, par value $0.05 per share Preferred Stock, par value $1.00 per share Senior Debt Securities Subordinated Debt Securities Stock Purchase Contracts Warrants Rights Units (5)	457(o)	(1)	(1)	$100,000,000(2)	0.0000927	$9,270
	Equity	Common Stock, par value $0.05 per share	457(c)	9,411,744(3)	$3.25(4)	$30,588,168	0.0000927	$2,836
	Total Offering Amounts							$12,106
	Total Fees Previously Paid							-
	Total Fee Offsets (3)							-
	Net Fee Due							$12,106

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of purchase contracts to purchase common stock, preferred stock or debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Represents the shares of common stock, $0.05 par value per share (the “common stock”) of the registrant that will be offered for resale by the selling stockholders pursuant to the prospectus included in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from stock splits, stock dividends or similar transactions. Includes (a) 200% of the 2,352,936 shares of the registrant’s common stock that may be issued upon conversion of the registrant’s Series A convertible preferred stock at an initial conversion price of $13.60 per share and (b) 200% of the 2,352,936 shares of the registrant’s common stock that may be issued upon the exercise of warrants at an initial exercise price of $13.60 per share.
(4)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sale prices of the Registrant’s shares of common stock on August 19, 2022, as reported on the Nasdaq Capital Market.
(5)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims	Pineapple Energy Inc.	-	-	-	-	-	-	-	-